As filed with the Securities and Exchange Commission on February 13, 1998
                            Registration No. 2-93266

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-3/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         Post-Effective Amendment No. 1

                              TNP ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

             Texas                                          75-1907501
(State or other jurisdiction of                      (I.R.S. Identification No.)
 incorporation or organization

                            4100 International Plaza
                                  P.O. Box 2943
                             Fort Worth, Texas 76113
                                 (817) 731-0099
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       MICHAEL D. BLANCHARD                             Copy to:
Corporate Secretary and General Counsel             PAUL W. TALBOT
       TNP Enterprises, Inc.                     TNP Enterprises, Inc.
    4100 International Plaza                   4100 International Plaza
         P.O. Box 2943                               P.O. Box 2943
    Fort Worth, Texas 76113                    Fort Worth, Texas 76113
        (817) 731-0099                              (817) 731-0099
        Fax: (817) 737-1333                       Fax: (817) 737-1333
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public:

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box

     This Post-Effective Amendment is filed to terminate the offering of Securities registered pursuant to Registration No. 2-93266, declared effective October 3, 1984 (the "Registration Statement") and to remove from registration 294,697 shares of the Registrant's common stock reserved for issuance pursuant to the TNP Enterprises Dividend Reinvestment Plan (the "DRIP") previously registered pursuant hereto. The reason for this termination of registration is that the Registrant has replaced the DRIP with the Registrant's Direct Stock Purchase Plan (the "DSSP"). These shares are being removed pursuant to the Registrant's undertakings in the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 31st day of December, 1997.

                              TNP ENTERPRISES, INC.

       By       /s/ M. S. Cheema
                    M. S. Cheema
                    Senior Vice President and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No 1 Registration Statement on Form S-3 has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

        Signature                     Title                       Date

/s/ Kevern R Joyce         Chairman & Chief Executive Officer  December 15, 1997
=========================
Kevern R. Joyce
                              Sr. Vice President &
/s/ M.S. Cheema              Chief Financial Officer           December 15, 1997
=========================
M. S. Cheema

/s/  Scott Forbes                  Controller                  December 15, 1997
=========================
Scott Forbes

/s/  R. Denny Alexander             Director                   December 15, 1997
=========================
R. Denny Alexander

/s/  John A. Fanning                Director                   December 15, 1997
=========================
John A. Fanning

/s/ Sidney M. Gutierrez             Director                   November 11, 1997
=========================
Sidney M. Gutierrez

/s/  J. R. Holland                  Director                   November 11, 1997
=========================
J. R. Holland, Jr.

/s/  Harris L. Kempner, Jr.         Director                   November 11, 1997
===========================
Harris L. Kempner, Jr.

/s/ Carol D. Smith Surles           Director                   November 11, 1997
=========================
Dr. Carol D. Smith Surles

/s/ Larry G. Wheeler                Director                   November 11, 1997
=========================
Larry G. Wheeler

/s/  Dennis H. Withers              Director                   November 11, 1997
=========================
Dennis H. Withers